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                       THE COMPANIES LAW (1998 REVISION)
                           COMPANY LIMITED BY SHARES

                             MEMORANDUM & ARTICLES
                                      OF
                                  ASSOCIATION

                                      OF

                         GLOBAL CROSSING (CAYMAN) LTD.
        (As Amended and Restated by Special Resolution dated [ ], 1999)


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                       THE COMPANIES LAW (1998 REVISION)

                           COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                      OF

                         GLOBAL CROSSING (CAYMAN) LTD.
        (As Amended and Restated by Special Resolution dated [ ], 1999)


1.      The name of the Company is GLOBAL CROSSING (CAYMAN) LTD.

2. The Registered Office of the Company will be situate at the offices of CIBC Bank & Trust Company (Cayman) Limited, P.O. Box 694GT, Edward Street, George Town, Grand Cayman, Cayman Islands or at such other location as the Directors may from time to time determine.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of The Companies Law (1998 Revision).

4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of The Companies Law (1998 Revision).

5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks and Trust Companies Law (1995 Revision) or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (1998 Revision) or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (1998 Revision).

6. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.


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8.       The capital of the Company is US$50,000.00 divided into 1,000,000,000
         Class A Shares of a nominal or par value of US$0.000001 each, 1,000,000,000 Class B Shares of a nominal or par value of US$0.000001 each, 1,000,000,000 Class C Shares of a nominal or par value of US$0.000001 each, 3,000,000,000 Class D Shares of a nominal or par value of US$0.000001 each, 1,000,000,000 Class E Shares of a nominal or par value of US$0.000001 each and 43,000,000,000 Undesignated Shares of a nominal or par value of US$0.000001 each provided always that subject to the provisions of The Companies Law (1998 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9. The Company may exercise the power contained in Section 224 of The Companies Law (1998 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.


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                       THE COMPANIES LAW (1998 REVISION)

                           COMPANY LIMITED BY SHARES


                            ARTICLES OF ASSOCIATION
                                      OF

                         GLOBAL CROSSING (CAYMAN) LTD.
         (Amended and Restated by Special Resolution dated [        ], 1999)


INTERPRETATION

1.       (a)      The regulations contained or incorporated in Table "A"
                  in the First Schedule of the Companies Law (1998 Revision) shall not apply to this Company and the following regulations shall comprise the Articles of Association of the Company.

         (b) In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column hereof, if not inconsistent with the subject or context.

Words             Meanings

Affiliate         Shall mean any other person, directly or indirectly,
                  controlling or controlled by or under direct or indirect common control with such person.

Board of
Directors         The Board of Directors of the Company.

Business Day      Any day (except Saturday and Sunday) on which banks in the
                  Cayman Islands, Bermuda and New York, New York are open for business.

Cash Payment      The initial payment made to the Company in respect of
                  Shares.

Class A
Shareholder       A holder of Class A Shares.

Class B
Shareholder       A holder of Class B Shares.

Class C
Shareholder       A holder of Class C Shares.

Class D
Shareholder       A holder of Class D Shares.

Class E
Shareholder       A holder of Class E Shares.

Class A Shares    The Company's Class A Common Shares, par value of
                  U.S.$0.000001 per share.


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Class B Shares    The Company's Class B Common Shares, par value of
                  U.S.$0.000001 per share.

Class C Shares    The Company's Class C Common Shares, par value of
                  U.S.$0.000001 per share.

Class D Shares    The Company's Class D Common Shares, par value of
                  U.S.$0.000001 per share.

Class E Shares    The Company's Class E Common Shares, par value of U.S.
                  $0.000001 per share.

Company           Global Crossing (Cayman) Ltd.

Companies Law     The Companies Law (1998 Revision) of the Cayman Islands
                  and any statutory amendment or modification thereof. Any reference to a provision of the Companies Law is to that provision as modified by law for the time being in force.

Distribution      All payments or distributions to holders of Shares.

Dollars           The lawful currency of the United States.

Fiscal Quarters   Shall have the meaning set forth in Article 19 hereof.

Fiscal Year       Shall have the meaning set forth in Article 19 hereof.

Investment        Any investment authorized by the Memorandum of Association of the Company.

in writing        Written, printed, lithographed, photographed, telefaxed or telexed or represented by any other substitute for writing or partly one and partly another.

month             Calendar month.

Non-Qualified     Person A person or persons holding Shares in breach of any restriction mentioned in Article 13 hereof.

Register The register of Shareholders of the Company maintained in accordance with Section 40 of the Companies Law as supplemented by these Articles.

Seal The common seal of the Company including any facsimile thereof.

Shareholder       A person who is registered as the holder of Shares in the
                  Register for the time being kept by or on behalf of the Company.

Shares The Company's Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class E Shares.

signed Includes a signature or representation of a signature affixed by mechanical means.


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2.       In these Articles, unless there be something in the subject or context inconsistent with such construction:

         (a) Words importing the singular number shall include the plural number and vice versa.

         (b) Words importing the masculine gender only shall include the feminine gender.

         (c) Words importing persons only shall include companies or associations or bodies of persons, whether corporate or not.

         (d) The word "may" shall be construed as permissive and the word "shall" shall be construed as imperative.

         (e) References to enactments shall include reference to any modification or re-enactments thereof for the time being in force.

         (f) References to dollars (or $) are references to dollars of the United States of America.

3. Subject to the two preceding Articles any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                  PRELIMINARY

4. The preliminary expenses incurred in forming the Company and in connection with its initial offer and issue of its Shares shall be paid by the Company.

5. The business of the Company shall be commenced as soon after the organization of the Company as practicable.

                    SITUATION OF REGISTERED OFFICE OF THE COMPANY

6. The Registered Office shall be at such address in the Cayman Islands as the Directors shall from time to time determine.

                                  MANAGEMENT

7.       The management of the Company is vested in the Directors.

                             SHARE CAPITAL; RIGHTS

8.       (a)      The authorized share capital of the Company at the date of the adoption of these Articles is US$ $50,000, divided into 1,000,000,000 Class A Shares of par value $0.000001 per share, 1,000,000,000 Class B Shares of par value $0.000001 per share, 1,000,000,000 Class C Shares of par value
                  $0.000001 per share, 3,000,000,000 Class D Shares of par value $0.000001 per share, 1,000,000,000 Class E shares of par value $0.000001 per share and 43,000,000,000 undesignated shares of par value $.000001 per share.

         (b) Each Class B Share shall be exchangeable at any time or from time to time, at the option of the holder thereof, into a Class A Share.

         (c) Each Class D Share shall be exchangeable at any time or from time to time, at the option of the holder thereof, into (i) a Class E Share upon the payment to the Company by the


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                  holder thereof of a cash payment of US $2.20 per share (less actual cash distributions received by such time on each Class C Share) or (ii) a fractional share of a Class E
                  Share, where the numerator of such fraction shall be the difference between (x) the market value of each Class E
                  Share at the time of such exchange as determined by resolution of the Directors and (y) US $2.20 (less actual cash distributions received by such time on each Class C Share) and where the denominator of such fraction shall be such market value. If any holder of a Class D Share shall exchange its Class D Shares into Class E Shares in accordance with clause (ii) of the preceding sentence then, at the time of any such exchange, the holder shall receive from the Company, for no additional consideration, a warrant (exercisable for ten years from the date of the exchange) to receive additional Class E Shares in an amount equal to the difference between (x) the number of Class D Shares exchanged and (y) the number of Class E Shares received, in each case pursuant to clause (ii) of the preceding sentence. The per share exercise price in respect of such warrant shall be the per share market value of the Class E Shares as determined in accordance with the foregoing clause (ii). If the Company shall make any distribution or dividend on the Common Stock in securities of another entity, the holder of each Class D Share shall be entitled at its option to receive in exchange for such Class D Share a warrant (exercisable for ten years from the date of the exchange) to purchase voting common stock of such entity at the equivalent of US $2.20 per share (less actual cash distributions received by such time on each Class C Share), adjusted to give effect to the revised capitalization structure of such new entity. Immediately prior to an initial public offering or a change in control transaction, each Class E Share shall be exchangeable, at the option of the holder thereof, into a Class B Share for no consideration other than the surrender of such Class E
                  Share.

         (d) Any share exchangeable pursuant to the terms of this Article into a Share (including a multiple or fraction thereof) of another class shall upon satisfaction of all preconditions to such exchange as set forth above, be repurchased by the Company in such manner as the Board of Directors shall determine and the Company shall issue such Share (including a multiple or fraction thereof) of such other class as provided for herein in consideration thereof.

                                 ALTERATION OF SHARE CAPITAL

9. The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount as the resolution shall prescribe.

10. The new Shares shall be subject to the same provisions with reference to dividend, distribution, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

11.      The Company may by ordinary resolution:

         (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing Shares;

         (b) sub-divide its existing Shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of
                  Section 13 of the Companies Law; and

         (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.


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12.      The Company may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

                             NON-QUALIFIED PERSONS

13. The Directors may impose such procedures and restrictions as they consider necessary or desirable for the purpose of ensuring that no Shares of the Company are held by any person or persons in circumstances (whether directly or indirectly affecting such person or persons and whether taken alone or in conjunction with any other person or persons, connected or not, or any other circumstance appearing to the Directors to be relevant) which in the opinion of the Directors might result in the Company incurring any tax liability, the Company being involved in any litigation, the Company becoming a reporting person, or otherwise subject to any other requirements it was not subject to immediately prior to such transaction, under United States federal or state securities laws or regulations, or the Company being registered or regulated as an investment company under the United States Investment Company Act of 1940, as amended, or suffering any other pecuniary or fiscal disadvantage or other adverse effect which the Company might not otherwise incur or suffer.

14. A person who becomes aware that he is holding or owning Shares in breach of any restriction mentioned in Article 13 above shall promptly notify the Directors in writing of his status as a Non Qualified Person.

15. If it comes to the notice of the Directors that any Shares are so held by any such Non-Qualified Person, the Directors, by written notice, will instruct the Non-Qualified Person as to the steps to be taken to cure such status in accordance with the provisions of these Articles, and such Non-Qualified Person will immediately comply with such instructions.

16. No person shall be recognized by the Company as holding any Share upon any trust, and the Company shall not be bound by or recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (save only as by these Articles otherwise provided or as by law required) any other right in respect of any Share, except an absolute right thereto in the Register.

17. The Directors shall keep or cause to be kept a Register as required by Section 40 of the Companies Law.

18. The Directors in each year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by Section 187 of the Companies Law and deliver a copy thereof to the Registrar of Companies.

                                FISCAL PERIODS

19. The "Fiscal Year" of the Company shall end on December 31 of each year. The "Fiscal Quarters" of the Company shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

                            PURPOSES OF THE COMPANY

20. Without limiting the objects of the Company as set forth in the Company's Memorandum of Association, the principal purposes for which the Company is established are for seeking capital appreciation through investment in the securities of companies engaged in the development, sales and operation of telecommunications systems and to engage in all activities and transactions as


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         the Board of Directors may deem reasonably necessary or advisable or incidental in connection therewith.

                                   INDEMNITY

21. Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, agent, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

22. No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

                 LIMITATION ON REDEMPTIONS AND DISTRIBUTIONS

23. Except with the unanimous approval of the Board of Directors, no Shareholder shall be entitled (i) to receive Distributions from the Company other than as provided in Article 25; or (ii) to cause the Company to redeem such Shareholder's Shares.

                 REDEMPTION AND PURCHASE OF COMPANY'S SHARES

24.       (a) Subject to the provisions of the Companies Law, the Company may:

                  (i) issue shares which are to be redeemed or are liable to be redeemed;

                  (ii) purchase its own shares (including any redeemable shares); and

                  (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a new issue of shares.

          (b) A Share that is liable to be redeemed may be redeemed by the Company giving to the Shareholder not fewer than thirty days notice in writing of the intention to redeem such Shares specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

          (c) The amount payable on such redemption on each Share so redeemed shall be the amount determined by the Directors.


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          (d)     Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

          (e) The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

          (f) At the date specified in the notice of redemption or purchase, the holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase monies in respect thereof.

          (g) The Directors may when making payments in respect of redemption or purchase of Shares in accordance with the provisions of this Article, if authorized by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

         (h) The Shares are not redeemable, whether at the request of a holder or the Company.

                                 DISTRIBUTIONS

25. Distributions shall be made to the Shareholders in the sole discretion of the Directors. The net proceeds derived from the Company's investments, after provision for reserves, expenses, fees and taxes, if any, of the Company, shall be distributed to the Shareholders in the manner and order of priority set forth below.

         (a) first, 100% to the Class A, B, C and E Shareholders, proportionate to their ownership of the total number of Class A, B, C and E Shares outstanding, until the Class C Shareholders have received cumulative distributions in an amount that will yield an internal rate of return of 10% (the "10% IRR"), compounded annually, on the aggregate Cash Payments paid in respect of the Class C Shares; provided, however, that any distributions made to the Class C Shareholders in respect of their Class C Shares prior to the third anniversary of initial issuance of the Class C Shares shall be deemed to be made, solely for purposes of computing the 10% IRR hereunder, on the date of such third anniversary.

         (b) second, 90% to the Class A, B, C and E Shareholders, proportionate to their ownership of the total number of Class A, B, C and E Shares outstanding, and 10% to the
                  Class D Shareholders proportionate to their ownership of the Class D Shares, until the Class C Shareholders have received cumulative distributions in an amount that will yield an internal rate of return of 30% (the "30% IRR"), compounded annually, on the aggregate Cash Payments paid in respect of the Class C Shares; provided, however, that any distributions made to the Class C Shareholders in respect of their Class C Shares prior to the third anniversary of initial issuance of the Class C Shares shall be deemed to be made, solely for purposes of computing the 30% IRR hereunder, on the date of such third anniversary.

         (c) third, 80% of the remaining net proceeds, if any, to the Class A, B, C and E Shareholders, proportionate to their ownership of the Class total number of A, B, C and E Shares outstanding, and 20% of the remaining net proceeds, if any, to the Class D Shareholders proportionate to their ownership of the Class D Shares.


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26.      The Directors shall use their best efforts to make Distributions only in cash or marketable securities unless Shareholders holding a majority of the shares consent to an in-kind Distribution pursuant to which all Shareholders participate in each asset distributed in the proportions established under Article 25. In the context of a liquidation of the Company, the Directors shall use their best efforts to make Distributions only in cash or marketable securities, provided that if such distributions cannot, with such best efforts, be made, the Directors may cause the Company to make in-kind Distributions pursuant to which all Shareholders participate in each asset distributed in the proportions established under Article 25.
         All Distributions pursuant to this Article 28 shall be made in the same priority and proportions as Distributions at such time would be made pursuant to Article 25.

27. Notwithstanding anything in these Articles to the contrary, no Distribution shall be made (i) if such Distribution would violate any contract or agreement to which the Company is then a party or any law then applicable to the Company, or (ii) to the extent that the Directors, in their sole discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or establish a reserve for the payment of, any liability or obligation of the Company, including obligations to pay or withhold any U.S. federal income or other taxes or taxes imposed by any other jurisdiction.

28. Notwithstanding anything in these Articles to the contrary, the Directors are authorized to take any action that they determine to be necessary or appropriate to cause the Company to comply with any U.S. federal withholding requirement or any withholding requirements of any other jurisdictions with respect to any payment or Distribution by the Company to any Shareholder or other person. All amounts so withheld, and, in the manner determined by the Directors, amounts withheld with respect to any payment or Distribution by any person to the Company shall be treated as Distributions to the Shareholders to which such amounts would have been distributed (under these Articles) but for withholding. If any such withholding requirement with respect to any Shareholder exceeds the amount distributable to such Shareholder under these Articles or if any such withholding requirement was not satisfied with respect to any amount previously distributed to such Shareholder, such Shareholder and any successor or assignee with respect to such Shareholder's interest in the Shares of the Company will indemnify and hold harmless the Directors and the Company for such excess withholding requirement, as the case may be.

29. No Distribution shall be paid otherwise than out of profits, the share premium account or, subject to the restrictions of the Companies Law, capital.

30. If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any Distribution or other monies payable on or in respect of the Share.

31.      No Distribution shall bear interest against the Company.

                                CLASS A SHARES

32. The names of all of the Class A Shareholders shall be filed with the Register.

33. The Class A Shareholders of the Company shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class A Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

34. In no event shall any Class A Shareholder be obligated to make any contribution to the Company.


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

                                CLASS B SHARES

35. The names of all the Class B Shareholders shall be filed with the Register.

36. The Class B Shareholders shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class B Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

37. In no event shall any Class B Shareholder be obligated to make any contribution to the Company.

                                CLASS C SHARES

38. The names of all the Class C Shareholders shall be filed with the Register.

39. The Class C Shareholders shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class C Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

40. In no event shall any Class C Shareholder be obligated to make any contribution to the Company.

                                CLASS D SHARES

41. The names of all the Class D Shareholders shall be filed with the Register.

42. The Class D Shareholders shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class D Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

43. In no event shall any Class D Shareholder be obligated to make any contribution to the Company.

                                CLASS E SHARES

44. The names of all the Class E Shareholders shall be filed with the Register.

45. The Class E Shareholders shall not be liable for the repayment and discharge of any debts and obligations of the Company except to the extent of the Cash Payments made in respect of the Class E Shares held by them, the amount of which Cash Payments, less any portion that previously has been dividended to a holder thereof, or distributed to a holder thereof or applied in accordance with the provisions of the Companies Law, may be used to discharge all liabilities and expenses of the Company.

46. In no event shall any Class E Shareholder be obligated to make any contribution to the Company.


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                            MODIFICATION OF RIGHTS

47. Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of not less than 80% of the issued shares of the class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of the class by 80% of the votes cast at such meeting, but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply except that the necessary quorum shall be one or more persons at least holding or representing by proxy one-half in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall be a quorum) and that every Shareholder of the class shall on a poll have one vote for each share of the class held by him.

48. The rights attached to Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class E Shares shall be deemed to be varied by the creation or issue of any shares (other than Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class E Shares) ranking pari passu with or in priority to them as regards participating in the profits or assets of the Company.

                                 CERTIFICATES

49. Every person whose name is entered as a Shareholder in the Register shall be entitled, without payment, to a certificate specifying the share or shares held by him, provided that in the case of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

50. Where a Shareholder has transferred or exchanged part of the Shares comprised in his holding he shall be entitled to a certificate for the balance.

51. If a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence any indemnity as the Directors thinks fit.

                              TRANSFER OF SHARES

52. The instrument of transfer of any share shall be executed by or on behalf of the transferor and if so required by the Directors shall also be executed on behalf of the transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

53.      The following provisions shall apply to all shares:

         (a) Shares shall be transferred in any usual or common form approved by the Directors or failing such determination in the following form:

                   I [Transferor] for good and valuable consideration received by me from [Transferee] do hereby transfer to the said [Transferee] the [ ] share(s) standing in my name in the Register of Global Crossing (Cayman) Ltd. to hold unto the said [Transferee] his executors, administrators and assigns, and 1, the said [Transferor] do hereby consent that my name remain on the Register of the said Company until such time as the said

                  Company may enter the transferee's name thereon; And I the said [Transferee] do hereby agree to take the said share(s).

                  As witness our hands

                  Signed by the said [Transferor] on the day of [month, year] in the presence of:


                  ------------------                ------------------
                  Witness                           Transferor



                  Signed by the said [Transferee] on the day of [month, year] in the presence of:


                  ------------------                ------------------
                  Witness                           Transferee

         (b) The Directors may suspend the registration of transfers during the fourteen days immediately preceding a general meeting. The Directors may decline to recognize any instrument of transfer unless the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. If the Directors refuse to register a transfer of any shares, the Directors shall within two months after the day on which the transfer was lodged with the Company send to the transferee notice of the refusal.

         (c) The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Company as having any tide to the share.

         (d) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as the Directors would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

         (e) A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

                                GENERAL MEETING

54. The Directors may, whenever it thinks fit, convene a general meeting of all Shareholders or of the Class A, Class B, Class C, Class D and Class E Shareholders.

55. Articles 57 through 78 below shall apply to any general meetings of Shareholders or any class of Shareholders. Class A Shareholders, Class B Shareholders, Class C Shareholders, Class D Shareholders and Class E Shareholders shall be entitled to receive notice of, and attend, general meetings held by Class A Shareholders, Class B Shareholders and Class C Shareholders. Only Class D Shareholders and Class E Shareholders, as the case may be, shall be entitled to receive notice of, and attend, general meetings held by Class D Shareholders and Class E Shareholders, respectively.

56. Holders of 10% of the outstanding Shares of any class may convene a general meeting of the Shareholders of such class in the same manner as nearly as possible as that in which meetings may be convened by the Directors. Holders of 25% of the Class B Shares or Class C Shares may convene a general meeting of the Shareholders in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                          NOTICE OF GENERAL MEETINGS

57. Subject to the provisions of Section 60 of the Companies Law relating to special resolutions, seven days' notice at the least counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereafter provided or in such other manner (if any) as may be prescribed by the Company in general meeting to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company; but with the consent of all the Shareholders entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

58. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

                       PROCEEDINGS AT GENERAL MEETINGS

59. All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts, balance sheets, and ordinary report of the Directors and Auditors, the election of directors by the Shareholders, and the fixing of the remuneration of the Auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

60. No business shall be transacted at any general meeting of the Class A, B and C Shareholders unless a quorum of such Shareholders and a majority of the holders of Class B Shares and a majority of the holders of Class C Shares are present at the time when the meeting proceeds to business; save as herein provided, Shareholders holding at least a majority in number of the issued Shares in the applicable class of the Company present in person or by proxy shall be a quorum.

61. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall stand adjourned to the second business day thereafter, at the same time and place, and the quorum necessary for the transaction of the business of Shareholders at such meeting shall be a majority of the Shares. In any other case it shall stand adjourned to the second business day thereafter, at the same time and place, and the quorum necessary for the transaction of the business of Shareholders at such meeting shall be a majority of the Shares.

62. The Chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

63. If there is no such Chairman, or if at any meeting he is not present in person or by proxy within one hour after the time appointed for holding the meeting or is unwilling to act as chairman, the members present shall choose one of the shareholders of the Company to be chairman.

64. The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

65. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

                             VOTES OF SHAREHOLDERS

66.      (a)      Every Class A Shareholder, Class B Shareholder and Class C
                  Shareholder present in person or by proxy shall be entitled to one vote in respect of each Class A, Class B and Class C
                  Share held by him.

         (b) The Class A Shareholders, voting separately as a class, shall be entitled to elect one member of the Board of Directors.

         (c) The Class B Shareholders, voting separately as a class, shall be entitled to elect six members of the Board of Directors.

         (d) The Class C Shareholders, voting separately as a class, shall be entitled to elect six members of the Board of Directors.

         (e) For the avoidance of doubt, it is declared that the Class D Shareholders and the Class E Shareholders shall have no right to vote at any general meeting of the Company; provided, however, that such Shareholders shall be entitled to vote on matters in accordance with Article 49 and the Companies Law and shall be entitled to one vote with respect thereto for each Class D Share and each Class E Share held by such Shareholder.

67. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the Shares.

68. A Shareholder who has appointed special or general attorneys or a Shareholder who is subject to a disability may vote, by his said attorney, curator, committee, receiver, curator bonis or other person in the nature of a committee, receiver, or curator bonis appointed by a court and such attorney, committee, receiver, curator bonis or other person may on a poll vote by proxy.

69. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

70.      Votes may be given either personally or by proxy.

71. A Shareholder entitled to more than one vote need not, if it votes, use all his votes or cast all the votes it uses in the same way.

72. The instrument appointing a proxy shall be in writing under the hand of the appointee or of his attorney duly authorized in writing, or if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorized.

73. Any person (whether a Shareholder of the Company or not) may be appointed to act as a proxy. A Shareholder may appoint more than one proxy to attend on the same occasion.

74. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

75. An instrument of proxy shall be in the following form or such other form as the Directors may approve:

                         GLOBAL CROSSING (CAYMAN) LTD.

                   (Name or Names) of (address) being a
                   Shareholder/Shareholders of the above-named Company hereby appoint (Name of Proxy) or failing him, (Name of Alternative Proxy) of (Address) as my/our proxy to vote for me/us on my/our behalf at the general meeting of the Class Shareholders to be held on the day of and at all contributions or adjournments thereof.


                   Signed this day of         __________________________
                                                     (Signature)

76. The Directors may at the expense of the Company send, by post or otherwise, to the Shareholders instruments of proxy (with or without prepaid postage for their return) for use at any general meeting or at any meeting of any class of Shareholders of the Company. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

77. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the instrument of proxy is given; provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

78. Any corporation which is a Shareholder of the Company may by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Shareholders of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder of the Company and such corporation shall for the purposes of these presents be deemed to be present in person at any such meeting if a person so authorized is present thereat.

                                   DIRECTORS

79. The Company in general meeting may from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the number of Directors shall be unlimited.

80. Subject to the provisions of these Articles of Association, a Director shall hold office until such time as he is removed from office by an ordinary resolution of the Company in general meeting.

81. The remuneration of the Directors shall from time to time be determined by the Board of Directors.

82.      There will be no share qualification for Directors.

83. The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company in general meeting.

                              ALTERNATE DIRECTOR

84. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

85. Any Director may appoint any person, whether or not a Director of the Company, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in the form printed below or any other form approved by the Directors, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting:

                         GLOBAL CROSSING (CAYMAN) LTD.

         I the undersigned being a Director of the above Company HEREBY APPOINT and when failing, [ I to be my Proxy and on my behalf to attend, vote at a meeting of Directors of the said Company to be held on the day of and at all continuations and adjournments thereof

         Date:  ________________            ______________________
                                            Signature of Director

                               POWERS AND DUTIES

86. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any Regulation of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid Regulations, or provisions as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

87. The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of Chief Executive Officer, Chief Operating Officer, President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Chief Financial Officer, Directors or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties at the Directors may think fit.

88. The Directors shall appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

89.      (a)      The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The Directors may also appoint one or more of their number to the office of Managing Director for such term and at such remuneration
                  (whether by way of salary or commission or participation in profits of partly in one way and partly in another) and may delegate to any such Managing Director such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any condition the Directors may impose and may be revoked or altered at any time, and any such appointment shall ipso facto determine if the Managing Director ceases from any cause to be a Director, or if the Company in general meeting resolves that his tenure of office be terminated.

         (b) The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

         (c) The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit.

                         DISQUALIFICATION OF DIRECTORS

90.      The office of Director shall be vacated, if the Director:

         (a) files a petition in bankruptcy or makes any arrangement or composition with his creditors;

         (b)      is found to be or becomes of unsound mind; or

         (c)      resigns his office by notice in writing to the Company.

                           PROCEEDINGS OF DIRECTORS

91. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Chairman may at any time summon a meeting of the Directors and 25% of the Directors may at any time summon a meeting of the Directors in the same manner as nearly as possible as that in which meetings may be summoned by the Chairman.

92. A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

93.      (a)      The quorum necessary for the transaction of the business of
                  Directors shall be a majority of the Directors, provided, that one director elected by the Class B Shareholders and one director elected by the Class C Shareholders is present if such Directors have been elected. A director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

         (b) If within two hours from the time appointed for the meeting and Directors have been elected by Class B Shareholders and/or Class C Shareholders and such director elected by the Class B Shareholders or a Class C Shareholders, as the case may be, is not present, the meeting shall stand adjourned to the second business day thereafter, at the same time and place, at which the quorum necessary for the transaction of the business of Directors shall be a majority of the Directors.

94. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

95. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

96. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

97. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

         (a)      all appointments of officers made by the Directors;

         (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

         (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

98. When the Chairman and Secretary of a meeting of the Directors sign the minutes of such meeting the same shall be deemed to have been duly held notwithstanding actually come together or that there may have been a technical defect in the proceedings.

99. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

100. The continuing Directors may act notwithstanding any vacancy in their body but if and so long at their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

101. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within one hour after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

102. A committee appointed by the Directors may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 30 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

103. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

104. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be a valid act as if every such person had been duly appointed and was qualified to be a Director.

                            EXPENSES OF THE COMPANY

105.     The Company shall pay all expenses incurred by the Company.

                                   ACCOUNTS

106.     The Directors shall cause to be kept proper accounts with respect to:

         (a) all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place; and

         (b)      all sales and purchases by the Company; and

         (c)      the assets and liabilities of the Company.

107. The books of account shall be kept at the registered office or at such other place outside the U.S. as the Directors thinks fit, and shall always be open to inspection by the Directors. No Shareholder, shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Law or authorized by the Directors.

                             FILING OF TAX RETURNS

108. The Directors shall prepare and file, or cause the accountants of the Company to prepare and file and tax or other information returns required by Cayman Islands law or any other law of any other jurisdiction for each tax year of the Company, and shall be authorized to make any tax elections as permitted by the Company.

                           CAPITALIZATION OF PROFITS

109. The Directors may determine that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the Shareholders who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any Shares held by such Shareholders respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Shareholders in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such determination; provided always that a share premium account and capital redemption reserve may only be applied in accordance with the provisions of the Companies Law.


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

110. When such determination pursuant to Article 109 hereof has been made, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by payment in cash or otherwise as it thinks fit for the case of shares or debentures becoming distributable in fractions.

                                    NOTICES

111. Any notice or document may be served by the Company, from the Cayman Islands or any other location, on any Shareholder either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognized courier service, fees prepaid, addressed to such Shareholder at his address as appearing in the Register. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

112. Notices to be posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

113. Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

114. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) recognized delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier.

115. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

            CLOSING REGISTER OF SHAREHOLDERS OR FIXING RECORD DATE

116. For the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or any adjournment thereof, or in order to make a determination of Shareholders for any other proper purpose, the Directors of the Company may provide that the Register shall be closed for transfers for a stated period.

117. In lieu of or apart from closing the Register the Directors may fix in advance a date as the record date for any such determination of Shareholders entitled to notice of or to vote at a Meeting of the Shareholders and for the purpose of determining the Shareholders entitled to receive a


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

         Distribution the Directors may either before or on the date of declaration of such Distribution fix a date as the record date for such determination.

118. If the Register is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a Meeting of Shareholders or Shareholders entitled to receive a Distribution, the date on which notice of the Meeting is mailed or the date on which the resolution of the Directors declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any Meeting has been made in the manner provided in this Article, such determination shall apply to any adjournment thereof.

                                   THE SEAL

119. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

120. The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Company Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose.

121. Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

                                  DISCLOSURE

122. The Directors shall if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any Stock Exchanges upon which Shares are listed be entitled to disclose any information regarding the affairs of the Company including without limitation information contained in the Register and transfer books of the Company.

                      REGISTRATION BY WAY OF CONTINUATION

123.     (a)      The Company may by special resolution resolve to be
                  registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing.

         (b) In furtherance of a resolution adopted pursuant to sub-clause (a) of this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                                  WINDING UP

 126. If the Company shall be dissolved and wound up a liquidator, appointed by a majority of the Class B Shareholders shall proceed, in its sole discretion, with the sale or liquidation of all of the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

         (a) to payment and discharge of the claims of all creditors of the Company who are not Shareholders;

         (b) to payment and discharge of the claims of all creditors of the Company who are Shareholders; and

         (c) to payment and discharge to the Shareholders in accordance with the provisions of Article 25, after giving effect to any prior payments in accordance with the such provisions.


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